Exhibit 10.1

TRANSITION SERVICES AGREEMENT

between

TIME WARNER INC.

and

AOL INC.

Dated as of             , 2009

TABLE OF CONTENTS

Page

ARTICLE I

Definitions
SECTION 1.01. Definitions	1

ARTICLE II

Services

SECTION 2.01. Provision of Services	4
SECTION 2.02. Service Amendments and Additions	6
SECTION 2.03. No Management Authority	6

ARTICLE III

Compensation

SECTION 3.01. Compensation for Services	6
SECTION 3.02. Adjustments to Cost of Services	6
SECTION 3.03. Payment Terms	7
SECTION 3.04. Disclaimer of Warranties	7
SECTION 3.05. Books and Records	7

ARTICLE IV

Term

SECTION 4.01. Commencement	8
SECTION 4.02. Termination	8
SECTION 4.03. Return of Books and Records	8

ARTICLE V

Indemnification; Limitation of Liability

SECTION 5.01. Indemnification	9
SECTION 5.02. Limitation on Liability	9

ARTICLE VI

Other Covenants

SECTION 6.01. Attorney-in-Fact	10

i

ARTICLE VII

Breach, Notice and Cure

ii

TRANSITION SERVICES AGREEMENT (“Agreement”), dated as of             , 2009, by and between TIME WARNER INC., a Delaware corporation (“TWX”), and AOL INC., a Delaware corporation (“AOL”).

RECITALS

WHEREAS, in connection with the contemplated Separation of TWX and AOL and concurrently with the execution of this Agreement, TWX and AOL are entering into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”);

WHEREAS each of TWX and AOL will provide to the other certain services, as more particularly described in this Agreement, following the Distribution; and

WHEREAS each of TWX and AOL desires to reflect the terms of their agreement with respect to those certain services to be provided by each of TWX and AOL to the other Party for a limited period of time following the Distribution.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Agreement, TWX and AOL, for themselves, their successors and assigns, agree as follows:

ARTICLE I

Definitions

SECTION 1.01.     Definitions.    As used in this Agreement, the following terms have the following meanings, applicable both to the singular and the plural forms of the terms described, as the context may require:

“Affiliate” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“Affected Party” has the meaning ascribed thereto in Section 8.02.

“Agreement” has the meaning ascribed thereto in the preamble.

“AOL” has the meaning ascribed thereto in the preamble.

“AOL Business” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“AOL Group” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“AOL Indemnified Party” has the meaning ascribed thereto in Section 5.01(b).

“Applicable Termination Date” means, with respect to each Service or Service Category, the date that is 12 months from the Distribution Date, or such earlier date specified with respect to such Service or Service Category in Schedule A or Schedule B.

“Cost of Services” means, with respect to each Service and/or Service Category, the cost of services specified with respect to such Service and/or Service Category in Schedule A or Schedule B, as applicable, to be paid by a Service Recipient in respect of such Service and/or Service Category.

“Distribution” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“Distribution Date” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“Force Majeure Event” has the meaning ascribed thereto in Section 8.02.

“Governmental Authority” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“Group” means either the TWX Group or the AOL Group, as the context requires.

“Indemnified Parties” means, with respect to any entity, such entity’s Affiliates, Subsidiaries, permitted assigns and each of their or such entity’s directors, officers, employees and agents.

“Information” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“Law” shall mean any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, government approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereinafter in effect and, in each case, as amended.

“Losses” has the meaning ascribed thereto in Section 5.01.

“Party” means either party hereto, and “Parties” shall mean both parties hereto.

“Performing Party” has the meaning ascribed thereto in Section 8.02.

“Person” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“Separation” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“Separation and Distribution Agreement” has the meaning ascribed thereto in the recitals.

“Service Categories” means the categories of Services identified in Schedule A or Schedule B, as applicable.

“Service Manager” has the meaning ascribed thereto in Section 2.01(c).

“Service Provider” means any member of the AOL Group or the TWX Group, as applicable, when it is providing Services to any member of the TWX Group or the AOL Group, as applicable.

“Service Recipient” means any member of the AOL Group or the TWX Group, as applicable, when it is receiving Services from any member of the TWX Group or the AOL Group, as applicable.

“Services” means the individual services included within the various Service Categories identified in Schedule A or Schedule B, as applicable.

“Sub-Contractor” has the meaning ascribed thereto in Section 2.01(e).

“Subsidiaries” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“Taxes” has the meaning ascribed thereto in Section 3.01(b).

“Third-Party Claim” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“TWX” has the meaning ascribed thereto in the preamble.

“TWX Business” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“TWX Group” has the meaning ascribed thereto in the Separation and Distribution Agreement.

“TWX Indemnified Party” has the meaning ascribed thereto in Section 5.01.

ARTICLE II

Services

SECTION 2.01. Provision of Services. (a) Commencing immediately after the Distribution, TWX shall and shall cause the other members of the TWX Group to provide to AOL and the other members of the AOL Group those Services as more particularly described in Schedule A to this Agreement as Services to be provided by members of the TWX Group, in accordance with the terms of this Agreement.

(b) Commencing immediately after the Distribution, AOL shall and shall cause the other members of the AOL Group to provide to TWX and the other members of the TWX Group those Services as more particularly described in Schedule B to this Agreement as Services to be provided by members of the AOL Group, in accordance with the terms of this Agreement.

(c) Each Service Recipient and its respective Service Provider shall use good-faith efforts to cooperate with each other in connection with the performance of the Services hereunder. TWX and AOL each, as Service Provider, agree to appoint one of their respective employees (each, a “Service Manager”) who will have overall responsibility for managing and coordinating the delivery of Services, including making available the services of appropriately qualified employees and resources to enable the provision of the Services. The Service Managers will consult and coordinate with each other regarding the provision of Services.

(d) The Service Provider shall determine the personnel who shall perform the Services to be provided by it. The Service Provider shall pay for all personnel and other related expenses, including salary or wages of its employees performing the Services as required by this Agreement.    No person providing Services to a Service Recipient shall be deemed to be, or have any rights as, an employee of such Service Recipient.

(e) The Service Provider may, at its option, from time to time delegate any or all of its obligations to perform Services under this Agreement to any one or more of its Affiliates; provided, however, that such Affiliate(s) are capable of performing such Services without a material diminution in quality. In addition, the Service Provider may, as it deems necessary or desirable, engage the services of other professionals, consultants or other third parties (each, a “Sub-Contractor”), at a reasonable cost, in connection with the performance of the Services; provided, however, that (i) the Service Provider shall remain ultimately responsible for ensuring that its obligations with respect to the nature, scope and quality of the Services described in this Section 2.01 are satisfied with respect to any Services provided by any such Sub-Contractor and (ii) such Sub-Contractor agrees in writing to be bound by confidentiality provisions at least as protective as the terms of Section 8.05 of this Agreement. In addition and except as agreed by the Parties in Schedule A or B or otherwise in writing, any costs associated with engaging the services of an Affiliate of a Service Provider or a Sub-Contractor shall not affect the Cost of Services payable by the Service Recipient under this Agreement, and the Service

Provider shall remain solely responsible with respect to payment for such Affiliate’s and/or Sub-Contractor’s costs, fees and expenses.

(f) Unless otherwise agreed by the Parties, the Services shall be (i) performed by the Service Provider in a reasonably prompt and professional manner that is substantially the same manner in which the Service Provider provided the Services (or substantially similar services) prior to the Separation for the Service Recipient, unless the Services are being provided by a Sub-Contractor who is also providing the same services to the Service Provider or a member of such Service Provider’s Group, in which case the Services shall be performed for the Service Recipient in the same manner as they are being performed for the Service Provider or such member of such Service Provider’s Group, as applicable and (ii) used by the Service Recipient for substantially the same purpose, in substantially the same manner and at substantially the same level as the Service Recipient used the Services (or substantially similar services) from the Service Provider prior to the Separation.

(g) The Parties acknowledge that the Service Provider may make changes from time to time in the manner of performing Services if the Service Provider is making similar changes in performing the same or substantially similar Services for itself or members of its Group; provided, however, that such changes shall not affect the Cost of Services for such Service or materially decrease the quality or level of the Services provided to the Service Recipient, except upon prior written approval of the Service Recipient.

(h) Except as otherwise contemplated in this Agreement or Schedule A or B, in the context of the provision of the Services hereunder, the Service Provider shall not grant to the Service Recipient, and the Service Recipient shall not have, access to any competitively sensitive information or confidential information (including personal data).

(i) The Service Provider shall use commercially reasonable efforts to obtain as promptly as possible the consents, approvals or authorizations of any Person as may be necessary for the performance of the Service Provider’s obligations pursuant to this Agreement. Any fee, expenses or extra cost incurred in connection with obtaining any such consents, approvals or authorizations shall be paid by the Service Recipient, and the Service Recipient shall use commercially reasonable efforts to provide assistance as necessary in obtaining such consents, approvals and authorizations. In the event that the consent of a third party, if required in order for the Service Provider to provide Services, is not obtained reasonably promptly after the Distribution, the Service Provider shall notify the Service Recipient and the Parties shall cooperate in devising an alternative manner for the provision of the Services affected by such failure to obtain consent and the Cost of Services associated therewith, such alternative manner and Cost of Services to be reasonably satisfactory to both Parties and agreed to in writing. If the Parties elect such an alternative plan, the Service Provider shall provide the Services in such alternative manner and the Service Recipient shall pay for such Services based on the alternative Cost of Services.

(j) The Service Recipient hereby grants to the Service Provider performing Services under this Agreement a limited, nontransferable license, without the right to sublicense (except to an Affiliate of the Service Provider or a Sub-Contractor who is providing Services on the Service Provider’s behalf, solely to the extent necessary for such Affiliate or Sub-Contractor to provide the Services), for the term of this Agreement to use the intellectual property owned by the Service Recipient solely to the extent necessary for the Service Provider to perform its obligations hereunder.

(k) The Parties agree that the Services set forth in Schedules A and B consist of all of the Services to be provided by members of the TWX Group and members of the AOL Group, respectively, as of the Distribution; provided, however, that such Services shall not include, and neither TWX nor AOL shall be obligated to provide, any service the provision of which to a Service Recipient following the Distribution would constitute a violation of any Law. In addition, notwithstanding anything to the contrary herein, the Service Provider will not be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other person other than the Service Recipient.

SECTION 2.02. Service Amendments and Additions. Schedules A and B may be amended at any time by the mutual written agreement of the Parties.

SECTION 2.03. No Management Authority. Notwithstanding any other provision hereof, no Service Provider shall be authorized by, or shall have responsibility under, this Agreement to manage the affairs of the business of any Service Recipient.

ARTICLE III

Compensation

SECTION 3.01. Compensation for Services. (a) As compensation for Services rendered pursuant to this Agreement, the Service Recipient shall be liable to pay to the Service Provider the Cost of Service amounts specified for each Service as set forth in Schedule A or Schedule B, as applicable.

(b) The amount of any actual and documented sales tax, value-added tax, goods and services tax or similar tax that is required to be paid by the Service Provider in connection with the Services provided hereunder (“Taxes”) will be promptly reimbursed to the Service Provider by the Service Recipient in accordance with Section 3.03. Such reimbursement shall be in addition to the Cost of Service set forth on Schedule A or Schedule B, as applicable (unless such Tax is expressly already accounted for in the applicable Service).

SECTION 3.02. Adjustments to Cost of Services. If at any time following the date of this Agreement the Parties mutually agree to add any Service Categories or Services, then concurrently with the addition of such Services or Service Category, as the case may be, the Parties shall work in good faith to amend Schedule A or Schedule B, as applicable, to reflect such additional Service or Service Category and the related Cost of Services.

SECTION 3.03. Payment Terms. (a) The Service Provider shall bill the Service Recipient monthly, within five business days after the end of each month, an amount equal to the aggregate Cost of Services due for all Services provided in such month, plus any Taxes paid by the Service Provider in such month that are eligible for reimbursement pursuant to Section 3.01(b). Invoices shall be directed to the Service Manager appointed by TWX or AOL, as applicable, or to such other person designated in writing from time to time by such Service Manager. The Service Recipient shall pay such amount in full within 30 days after receipt of each invoice by wire transfer of immediately available funds to the account designated by the Service Provider for this purpose. Each invoice shall set forth in reasonable detail the calculation of the charges and amounts and applicable Taxes, for each Service during the month to which such invoice relates. In addition to any other remedies for non-payment, if any payment is not received by the Service Provider on or before the date such amount is due, then a late payment interest charge, calculated at a 6% per annum rate, shall immediately begin to accrue and any such late payment interest charges shall become immediately due and payable in addition to the amount otherwise owed under this Agreement.

(b) If a Service Recipient has any objection to the amount of any invoice, the Service Recipient shall notify the Service Provider in writing and the parties shall endeavor in good faith to promptly resolve such objection and the Service Recipient can withhold amounts that are being disputed in good faith. Thereafter, the Service Provider will be entitled to prompt payment of any amounts so determined by the Parties to be due to the Service Provider.

SECTION 3.04. DISCLAIMER OF WARRANTIES. THE SERVICES TO BE PURCHASED UNDER THIS AGREEMENT ARE FURNISHED WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NO MEMBER OF THE TWX GROUP OR OF THE AOL GROUP, AS SERVICE PROVIDER, MAKES ANY WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.

SECTION 3.05. Books and Records. TWX and AOL shall each maintain complete and accurate books of account as necessary to support calculations of the Cost of Services for Services rendered by it as a Service Provider and shall make such books available to the other, upon reasonable notice, during normal business hours; provided, however, that to the extent TWX’s or AOL’s books contain Information relating to any other aspect of the TWX Business or the AOL Business, as applicable, TWX and AOL shall negotiate a procedure to provide the other Party with necessary access while preserving the confidentiality of such other records.

ARTICLE IV

Term

SECTION 4.01. Commencement. This Agreement is effective as of the date hereof and shall remain in effect with respect to a particular Service or Service Category until the occurrence of the Applicable Termination Date applicable to such Service or Service Category, unless earlier terminated (i) in its entirety or with respect to a particular Service or Service Category, in each case in accordance with Section 4.02, or (ii) by mutual consent of the Parties. Notwithstanding anything to the contrary contained herein, if the Separation and Distribution Agreement shall be terminated in accordance with its terms, this Agreement shall be automatically terminated and void ab initio with no further action by the Parties and shall be of no force and effect.

SECTION 4.02. Termination. (a) If a Service Provider or Service Recipient materially breaches any of its respective obligations under this Agreement, the non-breaching Service Recipient or Service Provider, as applicable, may terminate this Agreement with respect to the Service Category to which such obligations apply (including the obligation of the Service Provider to provide Services in such Service Category), effective at any time upon not less than 30 days’ written notice of termination to the breaching Party, if the breaching Party does not cure such default within 30 days after receiving written notice thereof from the non-breaching Party. The termination of this Agreement with respect to any Service Category pursuant to this Section 4.02 shall not affect the Parties’ rights or obligations under this Agreement with respect to any other Service Category.

(b) Except as otherwise provided in this Agreement or Schedule A or B, upon not less than 90 days’ prior written notice (i) the Service Provider may terminate this Agreement with respect to any Service Category or Service if the Service Provider or its Affiliates cease to provide such Service Category or Service to members of the Service Provider’s Group and (ii) the Service Recipient shall be entitled to terminate one or more Services being provided by the Service Provider for any reason or no reason at all.

(c) In the event of any termination of this Agreement in its entirety or with respect to any Service Category or Service, each Party, Service Provider and Service Recipient shall remain liable for all of their respective obligations that accrued hereunder prior to the date of such termination, including all obligations of the Service Recipient to pay any amounts due to the Service Provider hereunder.

SECTION 4.03. Return of Books and Records. Upon the request of the Service Recipient after the termination of a Service with respect to which the Service Provider holds books, records or files, including current and archived copies of computer files, (i) owned by the Service Recipient or its Affiliates and used by the Service Provider in connection with the provision of a Service pursuant to this Agreement or (ii) created by the Service Provider and in the Service Provider’s possession as a function of and relating solely to the provision of Services pursuant to this Agreement, such books and records shall be returned to the Service Recipient. The Service Provider shall return all of such books, records or files as soon as reasonably practicable following request therefor. The Service Recipient shall bear the Service Provider’s reasonable, necessary and actual out-of-pocket costs and expenses associated with the return of such documents. At its expense, the Service Provider may make one (1) copy of such books, records or files for its legal files.

ARTICLE V

Indemnification; Limitation of Liability

SECTION 5.01. Indemnification. (a) AOL in its capacity as a Service Recipient and on behalf of each member of its Group in their capacity as a Service Recipient, shall indemnify and hold harmless TWX and its Indemnified Parties (each, a “TWX Indemnified Party”) from and against any and all losses, liabilities, claims, litigation, damages, penalties, actions, demands or expenses, including the reasonable fees and expenses of counsel (collectively, “Losses”), incurred by such TWX Indemnified Party and arising out of, in connection with or by reason of this Agreement or any Services provided by any TWX Service Provider hereunder, except to the extent such Losses arise out of such TWX Service Provider’s (i) material breach of this Agreement, (ii) violations of Laws in providing the Services, (iii) violations of third-party rights (including such third-party rights embodied in patents, trademarks, copyrights and trade secrets) in providing the Services and/or (iv) gross negligence or wilful misconduct in providing the Services.

(b) TWX in its capacity as a Service Recipient and on behalf of each member of its Group in their capacity as a Service Recipient, shall indemnify and hold harmless AOL and its Indemnified Parties (each, an “AOL Indemnified Party”) from and against any and all Losses, incurred by such AOL Indemnified Party and arising out of, in connection with or by reason of this Agreement or any Services provided by any AOL Service Provider hereunder, except to the extent such Losses arise out of such AOL Service Provider’s (i) material breach of this Agreement, (ii) violations of Laws in providing the Services, (iii) violations of third-party rights (including such third-party rights embodied in patents, trademarks, copyrights and trade secrets) in providing the Services and/or (iv) gross negligence or wilful misconduct in providing the Services.

SECTION 5.02. Limitation on Liability. (a) No Service Provider, in its capacity as such, nor any member of its Group acting in the capacity of a Service Provider, nor any director, officer, employee or agent thereof, shall be liable (whether such liability is direct or indirect, in contract or tort or otherwise) to the other Party (or any of such other Party’s Indemnified Parties) for any Losses arising out of, related to, or in connection with the Services or this Agreement, except to the extent that such Losses arise out of such Service Provider’s (i) material breach of this Agreement, (ii) violations of Laws in providing the Services, (iii) violations of third-party rights (including such third-party rights embodied in patents, trademarks, copyrights and trade secrets) in providing the Services and/or (iv) gross negligence or wilful misconduct in providing the Services.

(b) IN NO EVENT SHALL ANY SERVICE PROVIDER, IN ITS CAPACITY AS SUCH, NOR ANY MEMBER OF ITS GROUP ACTING IN THE CAPACITY OF A SERVICE PROVIDER, NOR ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT THEREOF, BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE TO THE OTHER PARTY (OR ANY OF SUCH OTHER PARTY’S INDEMNIFIED PARTIES) FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS) AS A RESULT OF ANY BREACH, PERFORMANCE OR NON-PERFORMANCE BY SUCH PERSON ACTING AS SERVICE PROVIDER UNDER THIS AGREEMENT, EXCEPT WITH RESPECT TO ANY VIOLATION OF SECTION 8.05 OR A THIRD-PARTY CLAIM.

(c) EACH GROUP’S TOTAL LIABILITY, IN ITS CAPACITY AS A SERVICE PROVIDER, TO THE OTHER GROUP UNDER THIS AGREEMENT FOR ANY CLAIM SHALL NOT EXCEED IN THE AGGREGATE AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID TO IT FOR SERVICES UNDER THIS AGREEMENT.

(d) The provisions of this Article V shall survive indefinitely, notwithstanding any termination of all or any portion of this Agreement.

ARTICLE VI

Other Covenants

SECTION 6.01. Attorney-in-Fact. On a case-by-case basis, the Service Recipient shall execute documents necessary to appoint the Service Provider as its attorney-in-fact for the sole purpose of executing any and all documents and instruments reasonably required to be executed in connection with the performance by the Service Provider of any Service under this Agreement.

ARTICLE VII

Breach, Notice and Cure

SECTION 7.01. Breach, Notice and Cure. No breach of this Agreement by a Party shall be deemed material unless the non-breaching Party serves written notice on the breaching Party specifying the nature thereof and the breaching Party fails to cure such breach, if any, within 30 days after receipt of such notice (or 10 days in the case of a failure by the breaching Party to pay a sum certain).

ARTICLE VIII

Miscellaneous

SECTION 8.01. Title to Data. Each of AOL and TWX acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, or the licenses therefor that are owned by the other Party or its Affiliates, Subsidiaries or divisions, by reason of the provision of the Services hereunder, except as expressly provided in Section 4.03.

SECTION 8.02. Force Majeure. In case performance of any terms or provisions hereof shall be delayed or prevented, in whole or in part, because of or related to compliance with any Law or requirement of any national securities exchange, or because of riot, war, public disturbance, strike, labor dispute, fire, explosion, storm, flood, act of God or act of terrorism that is not within the control of the Party, Service Provider or Service Recipient whose performance is interfered with (each, a “Performing Party”) and which by the exercise of reasonable diligence such Performing Party is unable to prevent, or for any other reason which is not within the control of such Performing Party whose performance is interfered with and which by the exercise of reasonable diligence such Performing Party is unable to prevent (each, a “Force Majeure Event”), then upon prompt written notice stating the date and extent of such interference and the cause thereof by the Performing Party to the other Party, Service Recipient or Service Provider (each, an “Affected Party”), as applicable, the Performing Party shall be excused from its obligations hereunder during the period such Force Majeure Event or its effects continue, and no liability shall attach against either the Performing Party or the Affected Party on account thereof; provided, however, that the Performing Party promptly resumes the required performance upon the cessation of the Force Majeure Event or its effects. No Performing Party shall be excused from performance if such Performing Party fails to use commercially reasonable efforts to remedy the situation and remove the cause and effects of the Force Majeure Event.

SECTION 8.03. Separation and Distribution Agreement. The Parties agree that, in the event of a conflict between the terms of this Agreement and the Separation and Distribution Agreement, the terms of this Agreement shall govern.

SECTION 8.04. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating a relationship of principal and agent, partnership or joint venture between the Parties, between Service Providers and Service Recipients or with any individual providing Services, it being understood and agreed that no provision contained herein, and no act of any Party or members of their respective Groups, shall be deemed to create any relationship between the Parties or members of their respective Groups other than the relationship set forth herein.

SECTION 8.05. Confidentiality. Each Party hereby acknowledges that confidential Information of such Party or members of its Group may be exposed to employees and agents of the other Party or its Group as a result of the activities contemplated by this Agreement. Each Party agrees, on behalf of itself and the members of its Group, that such Party’s obligation to use and keep confidential such Information of the other Party or its Group shall be governed by Sections 7.01(c) and 7.08 of the Separation and Distribution Agreement.

SECTION 8.06. Third-Party Beneficiaries. Except as otherwise expressly provided herein, the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any person except the Parties any rights or remedies hereunder.

SECTION 8.07. Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein shall have the meaning set forth in this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.08. Amendments. This Agreement (including Schedules A and B) may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. By an instrument in writing, AOL, on the one hand, or TWX, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party, Service Provider or Service Recipient was or is obligated to comply with or perform. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

SECTION 8.09. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to AOL or any member of the AOL Group,

AOL Inc.

22000 AOL Way

Dulles, VA 20166

Attention:    General Counsel

Fax: (703) 265-7404

if to TWX or any member of the TWX Group,

Time Warner Inc.

One Time Warner Center

New York, NY 10019

Attention:    General Counsel

Fax: (212) 484-7167

SECTION 8.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part,

by operation of Law or otherwise by any Party without the prior written consent of the other Party and any purported assignment without such consent shall be void. Notwithstanding the foregoing, a Party may assign this Agreement in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, or (b) upon the sale of all or substantially all of such Party’s Assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 8.10 shall release the assigning Party from liability for the full performance of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Nothing in this Section 8.10 shall effect or impair a Service Provider’s ability to delegate any or all of its obligations under this Agreement to one or more of its Affiliates or Sub-Contractors pursuant to Section 2.01(e).

SECTION 8.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

SECTION 8.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, TWX and AOL shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any of the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TIME WARNER INC.,

by

Name:
Title:

AOL INC.,

by

Name:
Title:

SCHEDULE A

Service Category:	Construction and Project Management

Service Item:	TWX will continue providing construction and project management for the tenant improvements benefitting AOL’s leased office space on the 6th floor of the building located at 770 Broadway, New York, NY (the “Project”) until final completion and full payment of all invoices. TWX will provide project management services as described in the most current version of the TW Rule Book, which is hereby incorporated by reference into this Schedule A as if fully set forth herein. TWX will include a fee of two percent (2%) of total project costs as identified in the approved budget, comprised of hard, soft, FF&E and IT costs including the TWX fee, and submit it to AOL for written approval by AOL’s CFO. TWX will make payments in accordance with the Project budget. On a weekly basis, TWX will provide to AOL change order log and weekly project summaries, each in the form mutually agreed by the Parties. TWX will obtain AOL’s prior written consent from the CFO or delegate, prior to expending any funds in excess of the approved Project budget. Based on the approved Project budget, TWX will engage all vendors, including architect, subconsultants (e.g., MEP, IT, A/V), construction manager, general contractor and expediter. TWX will purchase all work in accordance with the most current version of the TW Rule Book. TWX will engage architects, engineers and construction manager through pre-negotiated on-call agreements. TWX will competitively bid all trade sub-contracts. TWX and AOL’s Corporate Services teams will work together with the AOL client groups to determine the scope of that client’s needs for the Project. All customer / client meetings will be set up by TWX with AOL’s Corporate Services VP, or delegate, invited in a timely manner and informed of the scope of the meeting and expected deliverables. TWX, upon consultation with AOL, will coordinate and obtain final written Project approval to the Project program scope from the AOL client groups and the AOL Corporate Services designated representative. Once the Project program scope is approved, TWX will have the Project lead, coordinating approvals and requests for additional information with the AOL Corporate Services team and the AOL end user. Once the Project program scope is approved and the final Project budget is approved, TWX will have the overall responsibility of completing the Project. During the Project construction, TWX will forward weekly status reports on the Project to the AOL client, with a copy to AOL’s Corporate Services VP or delegate. AOL may participate in the Project, including by attending meetings, inspecting the site, reviewing submittals, including but not limited to, mechanical and electrical, and reviewing proposed change orders. Changes in approved Project scope must be approved in advance in writing by AOL. TWX will review all third party invoices and approve them in writing for payment; TWX will provide AOL with a copy of all final, approved monthly invoices. TWX’s Project accountant will provide all approved change orders and all potential exposures. Upon request by AOL, TWX’s Project accountant will distribute a report that identifies the Project approvals for the month, the PM responsible for the work and a cost monitor report for the Project documenting the budget, committed costs, exposure and paid to date. TWX will only make any final payments to the architect and its subconsultants, construction manager and any contractors after receipt of a final waiver of lien, receipt of close-out binders (e.g., with as-builts, etc.) from contractors and record sets from consultants and receipt of such other typical conditions predecent to final payment. Upon request by AOL, TWX will prepare and issue a capital costs forecast / cash flow for the Project that identifies the paid to date for the Project as well as the anticipated quarterly expenditures for the Project over the course of a calendar year. Upon completion of the Project, TWX will obtain and turn over to AOL’s Corporate Services team all Project documentation, including but not limited to record set of construction documents, submittals, as-built drawings (via electronic AutoCAD files), Operation and Maintenance manuals, warranties, commissioning documents (the “Final Documents”).

Cost of Service:	TWX will provide AOL with third party invoices associated with the work, and AOL will pay TWX those invoices, plus a fee of two percent (2%) of the amount of the invoice (representing TWX’s fee for these services), in a total amount not to exceed $1,000,000.

Applicable Termination Date:	The later of three (3) months from the Distribution Date or the date that last of the Final Documents are delivered to AOL.
Service Category:	Tax Services

Service Item:

TWX shall provide worldwide tax support services to AOL and the other members of the AOL Group on an as-requested basis as described in this Schedule A. The scope of such services will include, but is not limited to, the financial reporting of income taxes, assistance with tax audits and controversies, the provision of general tax consulting services and general tax advice, and tax compliance (as described further below). The services provided by TWX under this Schedule A shall be substantially similar to and consistent with the tax support services provided by TWX to the AOL Group in the three (3) years prior to the Distribution Date. TWX shall make its tax professionals available to the AOL Group to the extent necessary to perform the services described in this Schedule A.

Financial Reporting for Income Taxes

TWX will provide tax technical, tax accounting, and related footnote disclosure assistance in connection with the preparation of the AOL Group’s worldwide quarterly and annual financial statement filing obligations.

Tax Audits and Controversies

TWX will provide advice and assistance with respect to matters involving the Internal Revenue Service or other tax authorities, including preparation or review of responses to notices and information requests, and assistance with audit negotiations and settlements.

General Tax Consulting

TWX will provide tax consulting and transaction support services including buy and sell-side due diligence, transaction structuring, domestic and international legal entity structuring, NOL planning, VAT planning, support on commercial agreements, and legislation updates.

Tax Compliance

TWX will assist with the preparation and/or review of the AOL Group’s tax returns to be filed with the Internal Revenue Service or other tax authorities including assistance with the identification and preparation or review of tax return elections and disclosures, identification of new filing positions or accounting methods, and the preparation or review of quarterly estimated tax payments vouchers and related computations.

The foregoing examples are not intended to limit the services TWX may provide to the AOL Group under the terms of this Schedule A.

Cost of Service:	$62,500/month (not including any third party fees and/or expenses)

Applicable Termination Date:	Twelve (12) months from the Distribution Date; provided, however, that AOL may terminate such services upon sixty (60) days’ prior written notice to TWX. The Parties may agree in writing to extend the term of the services to be provided under this Schedule A.

Service Category:	Treasury Services

Service Item:	TWX shall provide the AOL Group, on an as-requested basis, with the following services:

1. Consultation regarding cash management strategies
2. Consultation regarding overall investment policies
3. Consultation regarding investment strategies and products

4.      Consultation surrounding international treasury matters such as exposure netting, finance company structure and operation, cross border/inter-company loans, and other international capitalization issues

5. Consultation regarding the AOL Group’s overall capital structure
6. Support in obtaining an AOL Group debt rating
7. Assistance with arranging a long-term revolving credit facility or other long-term financing
8. Hedging execution services

TWX shall make its treasury professionals available during regular business hours to the AOL Group to the extent necessary to perform such services and, on an as-requested basis, to provide general consulting on other treasury/hedging related matters, including advice, answers to questions and/or opinions. Notwithstanding the foregoing, TWX shall not be required to provide a service listed in 1 through 7 above to the extent it determines in its reasonable discretion that doing so would pose a conflict of interest. It is further understood that any and all decision-making in connection with all treasury services provided by TWX is the responsibility of AOL.

Cost of Service:	$40,000 per month

Applicable Termination Date:	Twelve (12) months from the Distribution Date; provided, however, that AOL may terminate such services upon thirty (30) days’ prior written notice to TWX.